UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2013

_________________

WIDEPOINT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33035	52-2040275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7926 Jones Branch Drive, Suite 520, McLean, Virginia (Address of Principal Executive Office)	22102 (Zip Code)

Registrant’s telephone number, including area code: (703) 349-2577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

During an August 14, 2013 teleconference with WidePoint Corporation (the “Company”) investors, the transcript of which teleconference was furnished in connection with a Current Report on Form 8-K dated August 20, 2013, the Company discussed the award to its wholly-owned subsidiary, iSYS, LLC (“iSYS”), of a Blanket Purchase Agreement (“BPA”) HSHQDC-13-A-00024 for Cellular Wireless Managed Services by the U.S. Department of Homeland Security (“DHS”) for products and services from iSYS. Specifically, the Company discussed during the August 14, 2013 teleconference that the award of the BPA had been protested by a third-party bidder, TeleCommunications Systems, Inc., and that as a result of such protest DHS had issued a stop work order to iSYS under the BPA. As further discussed during the August 14, 2013 teleconference, the BPA will relate to new work for iSYS.

iSYS was subsequently notified by DHS on August 15, 2013, that the stop work order had been lifted and that iSYS was then authorized to resume performance under the BPA.

iSYS was later notified by DHS on August 26, 2013, that TeleCommunications Systems, Inc. had again protested the award of the BPA to iSYS and that as a result iSYS’ performance under the BPA is again stayed until such protest is decided upon by the U.S. Government Accounting Office, which decision is due no later than December 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

/s/ James T. McCubbin
Date: August 28, 2013	James T. McCubbin
Chief Financial Officer